Exhibit 99.1

INVESTOR CONTACT
Jocelyn Kukulka, 469.399.8544
jocelyn.kukulka@texascapitalbank.com

TEXAS CAPITAL BANCSHARES, INC. ANNOUNCES SECOND QUARTER 2022 RESULTS
Second quarter 2022 net income of $34.2 million and net income available to common stockholders of $29.8 million, or $0.59 per diluted share
Pre-Provision Net Revenue(1) grew $16.7 million (33%) linked quarter
Total loans held for investment increased $2.4 billion (11%) linked quarter

DALLAS - July 21, 2022 - Texas Capital Bancshares, Inc. (NASDAQ: TCBI), the parent company of Texas Capital Bank, announced operating results for the second quarter of 2022.
Net income available to common stockholders was $29.8 million, or $0.59 per diluted share, for the second quarter of 2022, compared to $35.3 million, or $0.69 per diluted share, for the first quarter of 2022 and $67.2 million, or $1.31 per diluted share, for the second quarter of 2021.
“We continue to execute on our strategic vision laid out nearly eleven months ago and are pleased with the early progress evidenced by strong revenue growth in our second quarter results,” said Rob C. Holmes, President and CEO. “The launch of our sales and trading platform in early May, and the restructuring and significant investment in C&I, demonstrate our commitment to delivering a full-service offering worthy of banking premier clients in our markets.”

FINANCIAL RESULTS
(dollars and shares in thousands)
	2nd Quarter	1st Quarter	2nd Quarter
	2022	2022	2021
OPERATING RESULTS
Net income	$34,159	$39,650	$73,481
Net income available to common stockholders	$29,847	$35,337	$67,164
Diluted earnings per common share	$0.59	$0.69	$1.31
Diluted common shares	50,802	51,324	51,094
Return on average assets	0.44%	0.47%	0.76%
Return on average common equity	4.35%	4.97%	9.74%

BALANCE SHEET
Loans held for investment	$17,517,866	$15,849,434	$15,168,565
Loans held for investment, mortgage finance	6,549,507	5,827,965	8,772,799
Total loans held for investment	24,067,373	21,677,399	23,941,364
Loans held for sale	4,266	8,085	63,747
Total assets	32,338,963	31,085,377	35,228,542
Non-interest bearing deposits	12,555,367	13,434,723	14,228,038
Total deposits	25,440,021	25,377,938	28,839,563
Stockholders’ equity	3,006,832	3,090,038	3,114,957

(1)     Net interest income and non-interest income, less non-interest expense.

SECOND QUARTER 2022 COMPARED TO FIRST QUARTER 2022
For the second quarter of 2022, net income available to common stockholders was $29.8 million, or $0.59 per diluted share, compared to $35.3 million, or $0.69 per diluted share, for the first quarter of 2022.
We recorded a $22.0 million provision for credit losses for the second quarter of 2022, compared to a $2.0 million negative provision for credit losses for the first quarter of 2022. The $22.0 million provision for credit losses recorded in the second quarter of 2022 resulted primarily from an increase in total loans held for investment (“LHI”).
Net interest income was $205.5 million for the second quarter of 2022, compared to $183.5 million for the first quarter of 2022. The increase in net interest income was primarily driven by increases in total LHI average balances and yields, partially offset by an increase in yields on deposits and short-term borrowings. Net interest margin for the second quarter of 2022 was 2.68%, an increase of 45 basis point from the first quarter of 2022. LHI, excluding mortgage finance, yields increased 34 basis points from the first quarter of 2022 and LHI, mortgage finance yields increased 35 basis points from the first quarter of 2022. Total cost of deposits was 0.33% for the second quarter of 2022, a 13 basis point increase from the first quarter of 2022.
Non-interest income for the second quarter of 2022 increased $6.0 million, or 29%, compared to the first quarter of 2022, primarily due to increases in investment banking and trading income.
Non-interest expense for the second quarter of 2022 increased $11.2 million, or 7%, compared to the first quarter of 2022. The increase was primarily due to increases in salaries and benefits expense, resulting from an increase in headcount and marketing expense.
SECOND QUARTER 2022 COMPARED TO SECOND QUARTER 2021
Net income available to common stockholders was $29.8 million, or $0.59 per diluted share, for the second quarter of 2022, compared to $67.2 million, or $1.31 per diluted share, for the second quarter of 2021.
The second quarter of 2022 included a $22.0 million provision for credit losses, resulting primarily from growth in total LHI, compared to a $19.0 million negative provision for credit losses for the second quarter of 2021.
Net interest income increased to $205.5 million for the second quarter of 2022, compared to $189.5 million for the second quarter of 2021, primarily due to an increase in yields on average earning assets, partially offset by an increase in funding costs. Net interest margin increased 66 basis points to 2.68% for the second quarter of 2022, as compared to the second quarter of 2021, primarily due to a shift in the composition of earning assets coupled with an increase in yield on earnings assets, partially offset by an increase in funding costs. LHI, excluding mortgage finance, yields increased 26 basis points compared to the second quarter of 2021 and LHI, mortgage finance yields increased 33 basis points from the second quarter of 2021. Total cost of deposits increased 13 basis points compared to the second quarter of 2021.
Non-interest income for the second quarter of 2022 decreased $11.4 million, or 30%, compared to the second quarter of 2021. The decrease was primarily due to decreases in servicing fee income, as a result of the sale of our mortgage servicing rights portfolio in 2021, and other non-interest income, partially offset by an increase in investment banking and trading income and the elimination of net losses recorded in the prior year on the sale of loans held for sale.
Non-interest expense for the second quarter of 2022 increased $15.2 million, or 10%, compared to the second quarter of 2021. The increase was primarily due to an increase in salaries and benefits expense, resulting primarily from an increase in headcount, as well as an increase in marketing expense, partially offset by a decrease in servicing-related expenses from the sale of our mortgage servicing rights portfolio in 2021.
CREDIT QUALITY
We recorded $2.6 million in net charge-offs during the second quarter of 2022, compared to net recoveries of $512,000 and net charge-offs of $2.4 million during the first quarter of 2022 and the second quarter of 2021, respectively. Criticized loans totaled $603.5 million at June 30, 2022, compared to $476.1 million at March 31, 2022 and $891.6 million at June 30, 2021. Non-accrual LHI totaled $50.5 million at June 30, 2022, compared to $59.3 million at December 31, 2021 and $86.6 million at June 30, 2021. The ratio of non-accrual LHI to total LHI for the second quarter of 2022 was 0.21%, compared to 0.27% for the first quarter of 2022 and 0.36% for the second quarter of 2021.
REGULATORY RATIOS AND CAPITAL
All regulatory ratios continue to be in excess of “well capitalized” requirements as of June 30, 2022. Our CET 1, tier 1 capital, total capital and leverage ratios were 10.5%, 11.9%, 14.4% and 10.7%, respectively, at June 30, 2022, compared to 11.5%, 13.0%, 15.7% and 9.9%, respectively, at March 31, 2022 and 10.5%, 12.1%, 14.8% and 8.4% at June 30, 2021. At June 30, 2022, our ratio of tangible common equity to total tangible assets was 8.3%, compared to 8.9% at March 31, 2022 and 7.9% at June 30, 2021.
During the second quarter of 2022, the Company repurchased 941,879 shares of its common stock for an aggregate purchase price of $50.0 million, at a weighted average price of $53.11 per share.

About Texas Capital Bancshares, Inc.
Texas Capital Bancshares, Inc. (NASDAQ: TCBI), a member of the Russell 2000 Index and the S&P MidCap 400, is the parent company of Texas Capital Bank, a full-service financial services firm that delivers customized solutions to businesses, entrepreneurs, and individual customers. Founded in 1998, the institution is headquartered in Dallas with offices in Austin, Houston, San Antonio, and Fort Worth, and has built a network of clients across the country. With the ability to service clients through their entire lifecycles, Texas Capital Bank has established commercial banking, consumer banking, investment banking and wealth management capabilities.
Forward Looking Statements
This communication contains “forward-looking statements” within the meaning of and pursuant to the Private Securities Litigation Reform Act of 1995 regarding, among other things, our financial condition, results of operations, business plans and future performance. These statements are not historical in nature and may often be identified by the use of words such as “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “forecast,” “could,” “should,” “projects,” “targeted,” “continue,” “become,” “intend” and similar expressions.
Because forward-looking statements relate to future results and occurrences, they are subject to inherent and various uncertainties, risks, and changes in circumstances that are difficult to predict, may change over time, are based on management’s expectations and assumptions at the time the statements are made and are not guarantees of future results. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, but are not limited to, credit quality and risk, the COVID-19 pandemic, industry and technological changes, cyber incidents or other failures, disruptions or security breaches, interest rates, commercial and residential real estate values, economic conditions, including inflation and the threat of recession, as well as market conditions in Texas, the United States or internationally, as well as governmental and consumer responses to those economic and market conditions, fund availability, accounting estimates and risk management processes, the transition away from the London Interbank Offered Rate (LIBOR), legislative and regulatory changes, business strategy execution, key personnel, competition, mortgage markets, fraud, environmental liability and severe weather, natural disasters, acts of war or terrorism or other external events.
These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. The information contained in this communication speaks only as of its date. Except to the extent required by applicable law or regulation, we disclaim any obligation to update such factors or to publicly announce the results of any revisions to any of the forward-looking statements included herein to reflect future events or developments.

TEXAS CAPITAL BANCSHARES, INC.
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)
(dollars in thousands except per share data)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2022	2022	2021	2021	2021
CONSOLIDATED STATEMENTS OF INCOME
Interest income	$242,349	$208,530	$219,892	$216,589	$216,953
Interest expense	36,818	24,983	25,860	26,053	27,496
Net interest income	205,531	183,547	194,032	190,536	189,457
Provision for credit losses	22,000	(2,000)	(10,000)	5,000	(19,000)
Net interest income after provision for credit losses	183,531	185,547	204,032	185,536	208,457
Non-interest income	26,242	20,282	31,459	24,779	37,639
Non-interest expense	164,303	153,092	146,649	152,987	149,060
Income before income taxes	45,470	52,737	88,842	57,328	97,036
Income tax expense	11,311	13,087	23,712	13,938	23,555
Net income	34,159	39,650	65,130	43,390	73,481
Preferred stock dividends	4,312	4,313	4,313	4,312	6,317
Net income available to common stockholders	$29,847	$35,337	$60,817	$39,078	$67,164
Diluted earnings per common share	$0.59	$0.69	$1.19	$0.76	$1.31
Diluted common shares	50,801,628	51,324,027	51,208,161	51,139,555	51,093,660

CONSOLIDATED BALANCE SHEET DATA
Total assets	$32,338,963	$31,085,377	$34,731,738	$36,404,320	$35,228,542
Loans held for investment	17,517,866	15,849,434	15,331,457	15,221,404	15,168,565
Loans held for investment, mortgage finance	6,549,507	5,827,965	7,475,497	8,528,313	8,772,799
Loans held for sale	4,266	8,085	8,123	9,660	63,747
Interest-bearing cash and cash equivalents	4,032,931	5,136,680	7,765,996	8,317,926	6,768,650
Investment securities	3,552,699	3,642,015	3,583,808	3,663,874	3,798,275
Non-interest bearing deposits	12,555,367	13,434,723	13,390,370	14,970,462	14,228,038
Total deposits	25,440,021	25,377,938	28,109,365	29,813,668	28,839,563
Short-term borrowings	2,651,536	1,427,033	2,202,832	2,203,470	2,014,481
Long-term debt	917,098	929,414	928,738	928,062	927,386
Stockholders’ equity	3,006,832	3,090,038	3,209,616	3,147,752	3,114,957

End of period shares outstanding	49,878,041	50,710,441	50,618,494	50,605,626	50,592,201
Book value	$54.27	$55.02	$57.48	$56.27	$55.64
Tangible book value(1)	$53.93	$54.68	$57.14	$55.93	$55.29

SELECTED FINANCIAL RATIOS
Net interest margin	2.68%	2.23%	2.12%	2.11%	2.02%
Return on average assets	0.44%	0.47%	0.69%	0.47%	0.76%
Return on average common equity	4.35%	4.97%	8.36%	5.41%	9.74%
Non-interest income to average earning assets	0.34%	0.25%	0.34%	0.27%	0.40%
Efficiency ratio(2)	70.9%	75.1%	65.0%	71.1%	65.6%
Non-interest expense to average earning assets	2.16%	1.86%	1.60%	1.69%	1.59%
Tangible common equity to total tangible assets(3)	8.3%	8.9%	8.3%	7.8%	7.9%
Common Equity Tier 1	10.5%	11.5%	11.1%	10.7%	10.5%
Tier 1 capital	11.9%	13.0%	12.6%	12.2%	12.1%
Total capital	14.4%	15.7%	15.3%	14.9%	14.8%
Leverage	10.7%	9.9%	9.0%	9.0%	8.4%
(1)     Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by shares outstanding at period end.
(2)    Non-interest expense divided by the sum of net interest income and non-interest income.
(3)    Stockholders’ equity excluding preferred stock, less goodwill and intangibles, divided by total assets, less goodwill and intangibles.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)
	June 30, 2022	June 30, 2021	% Change
Assets
Cash and due from banks	$242,425	$202,549	20%
Interest-bearing cash and cash equivalents	4,032,931	6,768,650	(40)%
Available-for-sale debt securities	2,535,646	3,757,228	(33)%
Held-to-maturity debt securities	980,935	—	100%
Equity securities	36,118	41,047	(12)%
Investment securities	3,552,699	3,798,275	(6)%
Loans held for sale	4,266	63,747	(93)%
Loans held for investment, mortgage finance	6,549,507	8,772,799	(25)%
Loans held for investment	17,517,866	15,168,565	15%
Less: Allowance for credit losses on loans	229,013	221,511	3%
Loans held for investment, net	23,838,360	23,719,853	—%
Mortgage servicing rights, net	—	1,316	(100)%
Premises and equipment, net	28,722	21,969	31%
Accrued interest receivable and other assets	622,501	634,719	(2)%
Goodwill and intangibles, net	17,059	17,464	(2)%
Total assets	$32,338,963	$35,228,542	(8)%

Liabilities and Stockholders’ Equity
Liabilities:
Non-interest bearing deposits	$12,555,367	$14,228,038	(12)%
Interest bearing deposits	12,884,654	14,611,525	(12)%
Total deposits	25,440,021	28,839,563	(12)%
Accrued interest payable	8,928	8,116	10%
Other liabilities	314,548	324,039	(3)%
Short-term borrowings	2,651,536	2,014,481	32%
Long-term debt	917,098	927,386	(1)%
Total liabilities	29,332,131	32,113,585	(9)%

Stockholders’ equity:
Preferred stock, $.01 par value, $1,000 liquidation value:
Authorized shares - 10,000,000
Issued shares - 300,000 shares issued at June 30, 2022 and 2021	300,000	300,000	—%
Common stock, $.01 par value:
Authorized shares - 100,000,000
Issued shares - 50,820,337 and 50,592,618 at June 30, 2022 and 2021, respectively	508	506	—%
Additional paid-in capital	1,015,105	992,469	2%
Retained earnings	2,013,458	1,848,379	9%
Treasury stock - 942,296 and 417 shares at cost at June 30, 2022 and 2021, respectively	(50,031)	(8)	N/M
Accumulated other comprehensive loss, net of taxes	(272,208)	(26,389)	932%
Total stockholders’ equity	3,006,832	3,114,957	(3)%
Total liabilities and stockholders’ equity	$32,338,963	$35,228,542	(8)%

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Interest income
Interest and fees on loans	$218,290	$203,074	$405,947	$413,405
Investment securities	14,665	10,918	31,967	20,805
Interest-bearing cash and cash equivalents	9,394	2,961	12,965	5,894
Total interest income	242,349	216,953	450,879	440,104
Interest expense
Deposits	20,566	16,271	34,196	36,275
Short-term borrowings	4,859	502	5,617	3,094
Long-term debt	11,393	10,723	21,988	16,466
Total interest expense	36,818	27,496	61,801	55,835
Net interest income	205,531	189,457	389,078	384,269
Provision for credit losses	22,000	(19,000)	20,000	(25,000)
Net interest income after provision for credit losses	183,531	208,457	369,078	409,269
Non-interest income
Service charges on deposit accounts	6,003	4,634	12,025	9,350
Wealth management and trust fee income	4,051	3,143	7,963	5,998
Brokered loan fees	4,133	6,933	8,103	16,244
Servicing income	228	5,935	465	14,944
Investment banking and trading income	11,126	8,071	15,305	13,858
Net gain/(loss) on sale of loans held for sale	—	(3,070)	—	2,502
Other	701	11,993	2,663	19,096
Total non-interest income	26,242	37,639	46,524	81,992
Non-interest expense
Salaries and benefits	103,885	86,830	203,983	174,352
Occupancy expense	8,874	7,865	17,759	16,139
Marketing	8,506	1,900	13,483	3,597
Legal and professional	11,288	9,147	21,590	17,424
Communications and technology	15,649	14,352	30,349	30,321
Federal Deposit Insurance Corporation (“FDIC”) insurance assessment	3,318	5,226	7,299	11,839
Servicing-related expenses	—	12,355	—	25,344
Other	12,783	11,385	22,932	20,360
Total non-interest expense	164,303	149,060	317,395	299,376
Income before income taxes	45,470	97,036	98,207	191,885
Income tax expense	11,311	23,555	24,398	46,466
Net income	34,159	73,481	73,809	145,419
Preferred stock dividends	4,312	6,317	8,625	10,096
Net income available to common stockholders	$29,847	$67,164	$65,184	$135,323

Basic earnings per common share	$0.59	$1.33	$1.29	$2.68
Diluted earnings per common share	$0.59	$1.31	$1.28	$2.65

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF CREDIT LOSS EXPERIENCE
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2022	2022	2021	2021	2021
Allowance for credit losses on loans:
Beginning balance	$211,151	$211,866	$221,957	$221,511	$242,484
Loans charged-off:
Commercial	2,868	110	3,776	4,348	1,412
Energy	—	—	—	—	686
Real estate	—	350	—	—	1,192
Total charge-offs	2,868	460	3,776	4,348	3,290
Recoveries:
Commercial	219	217	1,933	1,104	308
Energy	—	755	601	42	609
Real estate	—	—	205	112	—
Total recoveries	219	972	2,739	1,258	917
Net charge-offs	2,649	(512)	1,037	3,090	2,373
Provision for credit losses on loans	20,511	(1,227)	(9,054)	3,536	(18,600)
Ending balance	$229,013	$211,151	$211,866	$221,957	$221,511

Allowance for off-balance sheet credit losses:
Beginning balance	$16,492	$17,265	$18,211	$16,747	$17,147
Provision for off-balance sheet credit losses	1,489	(773)	(946)	1,464	(400)
Ending balance	$17,981	$16,492	$17,265	$18,211	$16,747

Total allowance for credit losses	$246,994	$227,643	$229,131	$240,168	$238,258
Total provision for credit losses	$22,000	$(2,000)	$(10,000)	$5,000	$(19,000)

Allowance for credit losses on loans to total loans held for investment	0.95%	0.97%	0.93%	0.93%	0.93%
Allowance for credit losses on loans to average total loans held for investment	1.02%	0.99%	0.91%	0.95%	0.98%
Net charge-offs to average total loans held for investment(1)	0.05%	(0.01)%	0.02%	0.05%	0.04%
Net charge-offs to average total loans held for investment for last 12 months(1)	0.03%	0.03%	0.06%	0.33%	0.31%
Total provision for credit losses to average total loans held for investment(1)	0.39%	(0.04)%	(0.17)%	0.09%	(0.34)%
Total allowance for credit losses to total loans held for investment	1.03%	1.05%	1.00%	1.01%	1.00%
(1)Interim period ratios are annualized.

TEXAS CAPITAL BANCSHARES, INC.
SUMMARY OF NON-PERFORMING ASSETS AND PAST DUE LOANS
(dollars in thousands)
	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2022	2022	2021	2021	2021
Non-accrual loans held for investment	$50,526	$59,327	$72,502	$87,532	$86,636
Non-accrual loans held for sale	—	—	—	—	—
Other real estate owned	—	—	—	—	—
Total non-performing assets	$50,526	$59,327	$72,502	$87,532	$86,636

Non-accrual loans held for investment to total loans held for investment	0.21%	0.27%	0.32%	0.37%	0.36%
Total non-performing assets to earning assets	0.16%	0.20%	0.21%	0.25%	0.25%
Allowance for credit losses on loans to non-accrual loans held for investment	4.5x	3.6x	2.9x	2.5x	2.6x

Loans held for investment past due 90 days and still accruing(1)	$3,206	$6,031	$3,467	$3,405	$7,671
Loans held for investment past due 90 days to total loans held for investment	0.01%	0.03%	0.02%	0.01%	0.03%
Loans held for sale past due 90 days and still accruing(2)	$1,602	$3,865	$3,986	$3,808	$2,695
(1)At June 30, 2022, loans past due 90 days and still accruing include premium finance loans of $3.1 million. These loans are primarily secured by obligations of insurance carriers to refund premiums on canceled insurance policies. The refund of premiums from the insurance carriers can take 180 days or longer from the cancellation date.
(2)Includes loans guaranteed by U.S. government agencies that were repurchased out of Ginnie Mae securities. Loans are recorded as loans held for sale and carried at fair value on the balance sheet. Interest on these past due loans accrues at the debenture rate guaranteed by the U.S. government.

TEXAS CAPITAL BANCSHARES, INC.
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands)

	2nd Quarter	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter
	2022	2022	2021	2021	2021
Interest income
Interest and fees on loans	$218,290	$187,657	$204,379	$202,748	$203,074
Investment securities	14,665	17,302	11,780	10,235	10,918
Interest-bearing deposits in other banks	9,394	3,571	$3,733	$3,606	2,961
Total interest income	242,349	208,530	219,892	216,589	216,953
Interest expense
Deposits	20,566	13,630	14,513	14,719	16,271
Short-term borrowings	4,859	758	771	748	502
Long-term debt	11,393	10,595	10,576	10,586	10,723
Total interest expense	36,818	24,983	25,860	26,053	27,496
Net interest income	205,531	183,547	194,032	190,536	189,457
Provision for credit losses	22,000	(2,000)	(10,000)	5,000	(19,000)
Net interest income after provision for credit losses	183,531	185,547	204,032	185,536	208,457
Non-interest income
Service charges on deposit accounts	6,003	6,022	4,702	4,622	4,634
Wealth management and trust fee income	4,051	3,912	3,793	3,382	3,143
Brokered loan fees	4,133	3,970	5,678	6,032	6,933
Servicing income	228	237	277	292	5,935
Investment banking and trading income	11,126	4,179	6,456	4,127	8,071
Net gain/(loss) on sale of loans held for sale	—	—	—	(1,185)	(3,070)
Other	701	1,962	10,553	7,509	11,993
Total non-interest income	26,242	20,282	31,459	24,779	37,639
Non-interest expense
Salaries and benefits	103,885	100,098	89,075	87,503	86,830
Occupancy expense	8,874	8,885	8,769	8,324	7,865
Marketing	8,506	4,977	4,286	2,123	1,900
Legal and professional	11,288	10,302	12,673	11,055	9,147
Communications and technology	15,649	14,700	16,490	28,374	14,352
FDIC insurance assessment	3,318	3,981	4,688	4,500	5,226
Servicing-related expenses	—	—	25	2,396	12,355
Other	12,783	10,149	10,643	8,712	11,385
Total non-interest expense	164,303	153,092	146,649	152,987	149,060
Income before income taxes	45,470	52,737	88,842	57,328	97,036
Income tax expense	11,311	13,087	23,712	13,938	23,555
Net income	34,159	39,650	65,130	43,390	73,481
Preferred stock dividends	4,312	4,313	4,313	4,312	6,317
Net income available to common shareholders	$29,847	$35,337	$60,817	$39,078	$67,164

TEXAS CAPITAL BANCSHARES, INC.
TAXABLE EQUIVALENT NET INTEREST INCOME ANALYSIS (UNAUDITED)(1)
(dollars in thousands)
	2nd Quarter 2022			1st Quarter 2022			4th Quarter 2021			3rd Quarter 2021			2nd Quarter 2021
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Investment securities(2)	$3,543,576	$15,065	1.60%	$3,669.257	$17,743	1.91%	$3,608,503	$12,225	1.34%	$3,775,812	$10,684	1.12%	$3,543,270	$11,369	1.29%
Interest-bearing cash and cash equivalents	4,747,377	9,394	0.79%	8,552,300	3,571	0.17%	9,760,735	3,733	0.15%	9,046,095	3,606	0.16%	11,583,759	2,961	0.10%
Loans held for sale	8,123	62	3.07%	7,633	113	6.01%	8,348	51	2.41%	18,791	54	1.14%	93,164	781	3.36%
Loans held for investment, mortgage finance	5,858,599	49,914	3.42%	5,732,901	43,466	3.07%	7,901,534	57,949	2.91%	7,987,521	58,913	2.93%	7,462,223	57,401	3.09%
Loans held for investment(3)	16,616,234	168,407	4.07%	15,686.319	144,134	3.73%	15,348,322	146,436	3.79%	15,266,167	143,864	3.74%	15,242,975	144,978	3.81%
Less: Allowance for credit losses on loans	211,385	—	—	212,612	—	—	223,034	—	—	220,984	—	—	241,676	—	—
Loans held for investment, net	22,263,448	218,321	3.93%	21,206,608	187,600	3.59%	23,026,822	204,385	3.52%	23,032,704	202,777	3.49%	22,463,522	202,379	3.61%
Total earning assets	30,562,524	242,842	3.16%	33,435,798	209,027	2.54%	36,404,408	220,394	2.40%	35,873,402	217,121	2.40%	37,683,715	217,490	2.31%
Cash and other assets	870,396			819,486			835,293			855,555			996,946
Total assets	$31,432,920			$34,255,284			$37,239,701			$36,728,957			$38,680,661

Liabilities and Stockholders’ Equity
Transaction deposits	$1,671,729	$3,920	0.94%	$2,432,687	$3,962	0.66%	$3,007,337	$4,664	0.62%	$3,012,547	$4,737	0.62%	$3,795,152	$5,395	0.57%
Savings deposits	8,696,819	15,462	0.71%	10,420,545	8,583	0.33%	10,529,645	8,419	0.32%	10,044,995	8,262	0.33%	11,296,382	8,990	0.32%
Time deposits	877,399	1,184	0.54%	1,038,722	1,085	0.42%	1,276,800	1,430	0.44%	1,640,562	1,720	0.42%	1,755,993	1,886	0.43%
Total interest bearing deposits	11,245,947	20,566	0.73%	13,891,954	13,630	0.40%	14,813,782	14,513	0.39%	14,698,104	14,719	0.40%	16,847,527	16,271	0.39%
Short-term borrowings	2,232,119	4,859	0.87%	1,770,781	758	0.17%	2,267,013	771	0.13%	2,299,692	748	0.13%	2,349,718	502	0.09%
Long-term debt	929,616	11,393	4.92%	929,005	10,595	4.63%	928,307	10,576	4.52%	927,626	10,586	4.53%	881,309	10,723	4.88%
Total interest bearing liabilities	14,407,682	36,818	1.02%	16,591,740	24,983	0.61%	18,009,102	25,860	0.57%	17,925,422	26,053	0.58%	20,078,554	27,496	0.55%
Non-interest bearing deposits	13,747,876			14,235,749			15,804,061			15,363,568			15,139,546
Other liabilities	227,701			243,141			238,833			275,317			274,401
Stockholders’ equity	3,049,661			3,184,654			3,187,705			3,164,650			3,188,160
Total liabilities and stockholders’ equity	$31,432,920			$34,255,284			$37,239,701			$36,728,957			$38,680,661
Net interest income		$206,024			$184,044			$194,534			$191,068			$189,994
Net interest margin			2.68%			2.23%			2.12%			2.11%			2.02%
(1)    Taxable equivalent rates used where applicable.
(2)    Yields on investment securities are calculated using available-for-sale securities at amortized cost.
(3)    Average balances include non-accrual loans.